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                              EMPLOYMENT AGREEMENT

         Employment Agreement made as of March 7, 2002 (the "Effective Date") by and between VoiceFlash Network, Inc., a Florida corporation
(the "Company"), and Thomas C. Teper ("Employee").

                                   WITNESSETH:

         WHEREAS, Employee wishes to be employed by the Company with the duties arid responsibilities as hereinafter described, and the Company desires to assure itself of the availability of Employee's services in such capacity.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Employee hereby agree as follows;

1. Employment. The Company hereby agrees to employ Employee, arid Employee hereby agrees to serve the Company, upon the terms arid conditions hereinafter set forth.

2. Term. The employment of Employee by the Company pursuant to this Agreement shall be for a three (3) year period commencing on the Effective Date (the "Term").

3. Duties. Employee shall serve as, and have all power and authority inherent in the offices of (Thief Financial Officer and Executive Vice President and shall he responsible for those areas in the conduct of the business reasonably assigned to him by the Chief Executive Officer ("CEO") and President of the Company. Employee shall devote substantially all his business time and efforts to the business of the Company; provided, however, that it is understood and agreed that, while Employee may devote time to other business matters in which he has an interest, in the event of a conflict, Employee's first and primary responsibility shall be to the performance of his duties for the Company.

4. Compensation and Other Provisions. Employee shall he entitled to the compensation and benefits hereinafter described in subparagraphs (a) through (e) (such compensation and benefits being hereinafter referred to as "Compensation Benefits").

(a) Base Salary. The Company shall pay to Employee an initial bane salary of (i) $110,000 per annum for the first year of this Agreement; (ii) $125,000 per annum for the second year of this Agreement, and (iii) $150,000 for the third year of this Agreement ("Base Salary"). The Base Salary and Employee's other compensation may be increased (but riot decreased) from time to time as the CEO and President may determine.

(b) Participation in Benefit Plans. During the Term, Employee shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter he established, including, without limitation, all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of the Company. Additionally, Employee shall be added as an insured to any director and officer insurance policy which the Company now has or hereafter procures.

(c) Other Provisions. Employee shall he entitled to three (3) weeks paid vacation per annum. Further, Employee shall be reimbursed for all reasonable expenses incurred by him in the performance of his duties, including, but not limited to, cellular telephone, entertainment, travel and other expenses deemed reasonably necessary by the CEO and President.

(d) Discretionary Bonuses. Employee shall be entitled to receive annual arid/or interim cash bonuses and/or other bonuses when and in such amounts as may he determined by the CEO and President in his sole and reasonable discretion based upon Employee's performance, the Company's performance and/or other factors.

(e) Common Stock Grant. The Company and Employee shall enter into the Stock Purchase Agreement attached hereto as Exhibit A pursuant to which the Company shall issue and self to Employee 375,000 outs shares of common stock (the "Common Stock") upon such terms arid conditions set forth herein. The Company covenants and agrees that it will use its best efforts to register the Common Stock by means of an available registration statement as soon as is reasonably practicable.

(f) Guaranteed Bonuses. Employee shall receive a guaranteed bonus payable on each anniversary date of this Agreement sufficient to cover all of Employee's tax obligations arising from the forgiveness of any portion of any indebtedness (inclusive of principal and accrued interest) required under any promissory note executed by Employee in connection with the Common Stock grant set forth in
Section 4(e) hereinabove (the "Guaranteed Bonus"). In addition, Employee shall receive a supplemental guaranteed bonus on each anniversary date of' this Agreement sufficient to cover all of Employee's tax obligations arising from the foregoing Guaranteed Bonus (the "Supplemental Guaranteed Bonus").

(g) Stock Option Grant. Concurrently with the execution and delivery of this Agreement by Employee, the Company hereby grants to Employee the option to purchase 375,000 shares of the Company's common stock (collectively, the "Options") at an exercise price of $.26 per share (the "Price Per Share"). Unless otherwise provided herein, the Options shall vest (i) one third on due execution hereof'; (ii) one third on the first anniversary date hereof; and
(iii) one third on the second anniversary date hereof. To exercise the Options, in whole or in part, Employee shall deliver written notice to the Company at least ten (10) days prior to the exercise date together with a check made payable to the Company in an amount equal to the aggregate Price Per Share for the number of shares of common stock being purchased. The Company shall pay all expenses, transfer (hut not income) taxes and other charges payable in connection with the preparation, issuance and delivery of the shares underlying the exercised Options. In case the Company shall at any time subdivide its outstanding shares of common stock line a greater number of shares, or declare a dividend or make any other distribution upon the stock of the Company payable in common stock, the Price Per Share. in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of shares subject to this Option shall be proportionately increased. If any capital reorganization or reclassification of the capital stock of the Company. or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Employee, as holder of the Options, shall have the right to acquire and receive upon exercise of the Options such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's common stock as would have been received upon such exchange of common stock, at the Price Per Share then in effect. The Company covenants and agrees that: (a) it will authorize, reserve and set apart and have at all times a number of shares of authorized but unissued common stock deliverable upon the exercise of the Options sufficient to enable it at any time to fulfill all its obligations hereunder; and (b) it will use its best efforts to register all shares of its common stock subject to the options by means of a registration statement on Form S-8 or other registration statement as soon as is reasonably practicable. Any Options not exercised by Employee within one (1) year from the date of termination of Employee's employment shall automatically expire.

5. Severance and Change of Control Provisions. Upon the occurrence of a Triggering Event (as hereinafter defined), Employee shall be entitled to the immediate receipt of' Severance Payments and Benefits (as hereinafter defined) from the Company in accordance with the terms hereinafter set forth:

(a) Triggering Event. The occurrence of any of the following events shall be defined as a "Triggering Event" for purposes hereof:

(1) The Company's termination of Employee's employment (other than for Cause (as hereinafter defined)) at any time prior to the expiration of' the Term or within two (2) years following a Change of Control (as hereinafter defined);

(2) The voluntary resignation of Employee for any reason whatsoever within ninety (90) days following a Change of Control; or

(3) The voluntary resignation of Employee for "good reason," which, for purposes hereof shall include, without limitation, (i) a demotion, (ii) a reduction in salary, benefits, bonuses, incentives or perquisites, or (iii) the relocation of the principal office of the Company or the relocation of Employee outside of' Broward or Palm Beach Counties in Florida.

(4)      The death or disability of' the Employee (as defined herein).

(b) Change of Control. For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events:

(1) Forty percent (40%) or more of the Company's voting stock shall be acquired by any person (other than Employee), entity or affiliated group;

(2)      An unapproved change to the majority control of the Company's Board;

(3) Any merger, consolidation or business combination pursuant to which the Company is not the surviving corporation or forty percent (40%) or more of the Company's voting stock shall be owned or controlled by any person (other than Employee), entity or affiliated group;

(4)      A liquidation or dissolution of the Company; or

(5)      The sale of all or substantially all of the Company's assets.

(c) Severance of Payments and Benefits. For purposes of this Agreement, the term "Severance Payments and Benefits" shall mean:

(1) Employee shall receive a lump sum payment equal to the higher of two (2) multiplied by the sum of Employee's highest annual Base Salary plus the highest bonus, incentive and other compensation payments received by Employee in respect of any year within the three (3) year period preceding the Triggering Event or the annualized sum of Employee's Base Salary plus the maximum amount of bonuses and incentives which Employee could have been entitled during the year in which the Triggering Event occurred;

(2) All stock options, restricted stock, warrants, other stock appreciation rights and other similar securities shall become immediately and fully vested and all conditions applicable to all contingently issued options. wan-ants, stock appreciation rights and other similar securities shall be deemed waived by the Company;

(3) All benefits applicable to Employee and his family members as described in Sections 5(a) and (b) of the Agreement shall continue for a period of two (2) years following the Triggering Event or through the expiration of the Term (as if the Triggering Event had not occurred), whichever is later;

(4) The aggregate Severance Payments and Benefits under this Section 5, to the extent any such payment or benefit is deemed to be a "parachute payment" under
Section 280G(b)(2) of the Internal Revenue Code, as amended (the "Code"), shall be limited to 2.99 times Employee's base amount, as defined under Section 280G(b)(3) of the Code.

(5) The Company shall pay as and when due any and all attorneys' foes and costs that Employee may incur iii connection with the enforcement of his rights under this Agreement or any dispute or settlement in connection herewith;

(6) Severance Payments and Benefits will not be subject to mitigation in any respect;

(7) The non-competition and non-solicitation periods described in Section 12 of this Agreement shall he reduced from one (1) year to three (3) months (other than by virtue of the expiration of the Term of this Agreement); and

(8) Provided Employee shall have been an employee of the Company for a period of twelve (12) months from Effective Date, all indebtedness due under any promissory note executed by Employee in connection with the Common Stock grant set forth in Section 4(e) hereof shall be automatically forgiven. Further, provided Employee shall have been an employee of the Company for a period of twelve (12) months from the Effective Date, all Guaranteed Bonuses and Supplemental Bonuses that would otherwise hr due and payable to Employee on each anniversary date hereof shall become immediately due and payable in full to Employee.

(d) Stock Options, Warrants and Stock Appreciation Rights. Notwithstanding the foregoing, all stock options, warrants, stock appreciation rights and other similar securities shall immediately vest upon the occurrence of a Change of Control and at such time all conditions applicable to contingently issued options, wan-ants, stock appreciation rights and other securities shall be deemed waived by the Company.

6. Termination. Employee's employment hereunder shall terminate as a result of any of the following events:

(a)      Employee's death;

(b) Employee shall he unable to perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least nine months or an aggregate of twelve months during any continuous eighteen month period ("Disability");

(c)      Voluntary termination by Employee; or

(d) For Cause, where "Cause" shall mean: (i) final non-appealable adjudication of Employee of a felony; or (ii) the unanimous determination of the entire Board (other than Employee) that Employee has engaged in material intentional misconduct or the gross neglect, of his duties, which has a continuing material adverse effect on the business of the Company.

                  Any termination pursuant to subparagraph (h), (c) or (d) of this Section shall be communicated by a written notice ("Notice of' Termination"), such notice to set forth with specificity the grounds for termination if the result of "Cause". Employee's employment, under this Agreement shall he deemed to have terminated as follows: (i) if Employee's employment is terminated pursuant to subparagraph (a) above, on the date of his death; (ii) if Employee's employment is terminated pursuant to subparagraph (b) or (d) above, on the date on which Notice of Termination is given; and (iii) ii Employee's employment is terminated pursuant to subparagraph (e) above, thirty
(30) days after the date on which a Notice of Termination is given. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination".

7. Payments on Termination. In the event that Employee's employment is terminated pursuant to Section 6 above, the Company shall pay to Employee his full Base Salary through the Date of Termination together with all incentive compensation, benefits and other compensation, if any, due and owing as of that date, plus any Severance and Benefit Payments to which Employee may he entitled hereunder.

8. Board of Directors. The Company shall cause Employee to be nominated as a member of' the Board of Directors of the Company and each of its subsidiaries at all times during the Term, Employee shall agree to faithfully serve the Company as a member of all such Boards upon election.

9. Life insurance. If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and delver such documents as may he reasonably necessary to enable the Company to obtain life insurance on the life of Employee for the benefit of the Company.

10. Representations and Warranties. Employee represents and warrants to the Company that he is under no contractual or other restriction or obligation that would prevent the performance of his duties hereunder or interfere with the rights of the Company hereunder.

11.      Disclosure and Protection of Confidential Information.

(a) For purposes of this Agreement, "Confidential Information" means knowledge, information and material which is proprietary to the Company, of which Employee may obtain knowledge or access through or as a result of his employment by the Company (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential information includes, but is not limited to (i) technical knowledge, information, and material such as trade secrets, processes, formulas, data, know-how, improvements, inventions, computer programs, drawings, patents, and experimental and development work techniques, and (ii) marketing and other information, such as supplier lists, customer lists, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business, arrangements with customers, consultants, licensees or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company. Notwithstanding the foregoing, any information which is or becomes available to the general public otherwise than by breach of this Section 11 shall not constitute Confidential Information for purposes of this Agreement.

(b) During the term of' this Agreement and thereafter, Employee agrees, to hold in confidence all Confidential Information and not to use such information for f-Employee's own benefit or to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize any Confidential Information for any purpose, except in the course of Employee's work for the Company.

(c) Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time he imposed by the Company for the protection or Confidential Information, and will inform the Company of any defects in, or improvements that could he made to, such rules and regulations.

(d) Employee will notify the Company in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of' any court of law or government agency if such document requires or may require disclosure or other transfer at' Confidential Information.

(e) Upon termination of employment, Employee will deliver to the Company any and all records arid tangible property that contain Confidential Information that are in his possession or under his control.

12.      Covenant Not to Compete.

(a) In consideration for the Company entering into this Agreement, Employee covenants and agrees that during the Term and for a one (1) year period thereafter, Employee will not, without the express prior written consent of' the Company, directly or indirectly, compete with the business of the Company anywhere within the United States of America. Employee will undertake no activities that may lead Employee to compete with or to acquire rival, conflicting or antagonistic interests to those of the Company with respect to the business of the Company, whether alone, as a partner, or as an officer, director, employee, independent contractor, consultant or shareholder holding 1% or more of the outstanding voting stock of any other corporation, or as a trustee, fiduciary or other representative of any other person or entity.

(b) During the Term arid for a period of one (1) year after termination of employment, Employee will not, directly or indirectly, solicit or induce any other employee of the company or any parent or affiliate to leave his or her employment, or solicit or induce any consultant or independent contractor to sever that person's relationship with the Company.

(c) If any court shall determine that the duration or geographical limit of any covenant contained in this Section 12 is unenforceable, it is the intention of the parties that Covenant shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only in the jurisdiction of the court that has made such adjudication.

(d) Employee acknowledges and agrees that the covenants contained in Sections II and 12 hereof are of the essence in this Agreement, that each of such covenants is reasonable arid necessary to protect and preserve the interests, properties, and business of the Company, and that irreparable loss and damage will be suffered by the Company should Employee breach any of such covenants. Employee further represents and acknowledges that he shall not he precluded from gainful engagement in a satisfactory fashion by the enforcement of these pro visions.

13. Availability of Injunctive Relief. Employee acknowledges and agrees that any breach by him of the provisions of Sections ii or 12 hereof will cause the Company irreparable injury and damage for which it cannot be adequately compensated in damages. Employee therefore expressly agrees that the Company shall be entitled to seek injunctive and/or other equitable relief on a temporary or permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof and is secured as an enforcement. Nothing herein shall be construed as a waiver by the Company of any right it may have or hereafter acquired to monetary damages by reason of any injury to it, property, business or reputation or otherwise arising out of any wrongful act or omission of it.

14. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

15. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

16. Notices. Any notice required or permitted hereunder shall be deemed validly given if delivered by hand, verified overnight delivery, or by first class, certified mail to the following addresses (or to such other address as the addressee shall notify in writing to the other party):

                  If to Employee:             Thomas C. Teper
                                              2011 N.E. 214 Terrace
                                              North Miami Beach, FL 33179
                                              (305) 446-4776 (facsimile)

                  with a copy to:             Joseph R. Gomez, Esquire
                                              c/o Boies, Schiller & Flexner LLP
                                              Bank of America Tower, Suite 2800
                                              100 S.E. Second Street
                                              Miami, FL 33131
                                              (305) 539-1307 (facsimile)

                  If to the Company:          6401 Congress Avenue, Suite 250
                                              Boca Raton. FL 33487
                                              Attention: President
                                              (561) 994-1051 (Facsimile)

17. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a. party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not he considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must he iii writing.

18. Binding Effect. The Company's rights and obligations under this Agreement shall not he transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon the Employee and his heirs and Personal representatives, and shall be binding upon, and inure to the benefit of the Company, and its successors and assigns.

19. Headings. The headings in this Agreement are solely for convenience of reference and shall he given no effect in the construction or interpretation of this Agreement.

20. Governing Law; Venue. This Agreement is to he performed in the State of Florida and lie validity, construction and enforcement o1 and the remedies under, this Agreement shall be governed in accordance with the laws of the Slate of Florida, without giving effect to any choice of laws principles. In the event of any litigation arising out of or relating to this Agreement, exclusive venue shall be in Broward County, Florida.

21. Entire Agreement. This writing constitutes the binding and entire agreement of the parties superseding and extinguishing all prior agreements or understandings regarding the subject matter hereof and may not be modified without the written agreement, which shall remain in full force and effect.

22. Invalidity. The invalidity or unenforceability of ally term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.

23. Attorneys' Fees. In the event any dispute or litigation arises hereunder between any of the parties hereto, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it in connection therewith (including, without limitation, all reasonable attorneys', fees and costs incurred before and at any trial or other proceeding and at all tribunal levels), as well as all other relief granted in any suit or other proceeding. As used herein, a party shall be deemed "prevailing" when it recovers (i) as to a damage claim, an aggregate of more than fifty percent (50%) of the damages which it seeks among its various asserted claims exclusive of interest, attorney's fees, costs incurred and exemplary damages and (ii) as to an equity claim, substantial injunctive or other equitable relief upon its asserted claim. Either of the parties herein shall he entitled to request the trier of fact in any dispute, litigation or arbitration between them, In determine which of the parties is "prevailing."

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                    EMPLOYER:


                                               By:
                                                  ----------------------------
                                               Name:
                                                  ----------------------------
                                               Title:
                                                  ----------------------------


                                    EMPLOYEE:



                                               Thomas C. Teper

                                                     SS#:
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